UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 5, 2008
Health Care REIT, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One SeaGate, Suite 1500, Toledo, Ohio		43604
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-1.1
EX-5
EX-8
EX-99.1

Item 7.01 Regulation FD Disclosure.
On March 5, 2008, Health Care REIT, Inc. (the “Company”) announced an offering of 3,000,000 shares of common stock of the Company. The press release is posted on the Internet (www.hcreit.com) under the heading News & Events. A copy of the press release has been furnished as Exhibit 99.1 to this Current Report.
Item 8.01 Other Events.
On March 5, 2008, in connection with the Company’s Registration Statement on Form S-3 (File No. 333-134082), effective May 12, 2006, the Company entered into an Underwriting Agreement with UBS Securities LLC and Deutsche Bank Securities Inc., as representatives of the several underwriters, for an offering of 3,000,000 shares of common stock of the Company, plus up to an additional 450,000 shares of common stock if the over-allotment option granted therein is exercised in full.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
1.1	Underwriting Agreement

5	Opinion of Shumaker, Loop & Kendrick, LLP

8	Tax Opinion of Arnold & Porter LLP

23	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an exhibit to this Form 8-K is included in their opinion filed herewith as Exhibit 5

99.1	Press release dated March 5, 2008
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant had duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH CARE REIT, INC.

By:	/s/ GEORGE L. CHAPMAN

George L. Chapman
Its: Chairman of the Board and
Chief Executive Officer
Dated: March 5, 2008